Exhibit 3.135

Articles of Incorporation

We, the undersigned, incorporator(s), hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

ARTICLE ONE: The name of the corporation is ARASERV of Kansas, Inc.

ARTICLE TWO: The address of its registered office in Kansas is c/o The Corporation Company, Inc., 534 So. Kansas Avenue, in the city of Topeka, county of Shawnee, and the name of the resident agent in charge thereof at the above address is The Corporation Company, Inc.

ARTICLE THREE: This corporation is organized FOR profit and the nature of its business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which Corporations may be organized under the General Corporation Code of the State of Kansas.

ARTICLE FOUR: The total number of shares which this corporation shall be authorized to issue is as follows: (Describe fully the class or classes of stock and the value of each.)

1,000 shares of Common stock, class             par value of  $1.00 dollars each

            shares of              stock, class              par value of              dollars each

            shares of              stock, class              without nominal or par value

            shares of              stock, class              without nominal or par value

State the designations, powers. preferences, rights, qualifications, limitations or restrictions applicable to any class of stock, if any: N/A

Statement of Grant of Authority to be given to the Board of Directors, if any: N/A

ARTICLE FIVE: The name and mailing address of each INCORPORATOR is as follows:

Janice C. Anderle	123 South Broad Street Philadelphia, PA	19109

Timothy F. O’Connell	123 South Broad Street Philadelphia, PA	19109

ARTICLE SIX: The name and mailing address of each person who will serve as a director until the first annual meeting of the stockholders or until a successor is elected and [illegible] is as follows:

John A. Farquharson	ARA Tower, 1101 Market St.Philadelphia, PA	19107

L. Frederick Sutherland	ARA Tower, 1101 Market St.Philadelphia, PA	19107

ARTICLE SEVEN: Is this corporation to exist perpetually? YES     X     NO.

If No, the term for which this corporation is to exist is                     .

ARTICLE EIGHT: The corporation’s annual fiscal year closing date is (if known)

. (Month, Day)

Its Testimony Whereof, We have hereunto subscribed our names this 2nd day of September, A.D. 1988 (Signatures must correspond to the names of the incorporator(s) listed in ARTICLE FIVE.)

/s/ Janice C. Anderle	/s/ Timothy F. O’Connell
Janice C. Anderle	Timothy F. O’Connell

STATE OF Pennsylvania

COUNTY OF Philadelphia

Before me, a Notary Public in and for said county and state, personally appeared: Janice C. Anderle and Timothy F. O’Connell who are known to me to be the same persons who executed the foregoing Articles of Incorporation and duly acknowledged the execution of the same.

In Witness Whereof, I have hereunto subscribed my name and affixed my official seal, this 2nd day of September, A.D. 1988

[Seal]	/s/ Ann J. Williams
Notary Public

My appointment or commission expires Nov. 28, 1988

THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE.

THE FILING FEE OF $75 MUST ACCOMPANY THIS FORM.

MAIL THIS DOCUMENT, WITH PAYMENT TO:

Secretary of State

Capitol, 2nd Floor

Topeka, Kansas 666l2

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF

INCORPORATION OF ARASERV of Kansas, Inc.

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF KANSAS ON SEPTEMBER 6, 1988, AND RECORDED

IN THE OFFICE OF THE REGISTER OF DEEDS FOR

SHAWNEE COUNTY, KANSAS, ON SEPTEMBER 7, 1988

ARASERV of Kansas, Inc., a corporation organized and existing under and by virtue of the Laws of the State of Kansas,

DOES HEREBY CERTIFY:

1. The name of the corporation is

ARASERV of Kansas, Inc.

2. That a Certificate of Incorporation was filed with the Secretary of State of Kansas on September 6, 1988 and recorded in the office of the Register of Deeds of Shawnee County on September 7, 1988 and that said certificate requires correction as permitted by subsection (f) K.S.A. 17-6003.

3. The inaccuracy or defect of said certificate to be corrected is as follows:

4. ARTICLE ONE of the certificate is corrected to read as follows:

ARTICLE ONE The name of the corporation is

ARASERVE of Kansas, Inc.

IN WITNESS WHEREOF, said ARASERV of Kansas, Inc. has caused this certificate to be signed by Janice C. Anderle and Timothy F. O’Connell., its Incorporators, this 14th day of September, 1988.

/s/ Timothy F. O’Connell
Timothy F. O’Connell, Incorporator

/s/ Janice C. Anderle
Janice C. Anderle, Incorporator

STATE OF Pennsylvania	)
	)	SS.
COUNTY OF Philadelphia	)

Be it remembered, that before me Ann J. Williams, a Notary Public in and for the County and State aforesaid, came Timothy F. O’Connell and Janice. C. Anderle, Incorporators, of ARASERV of Kansas, Inc., a corporation, personally known to me to be the persons who executed the foregoing instrument of writing duly acknowledged the execution of the same this 14th day of September, 1988.

/s/ Ann J. Williams
Notary Public

(SEAL)

My Commission expires Nov. 28, 1988

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF

INCORPORATION OF ARASERV of Kansas, Inc.

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF KANSAS ON SEPTEMBER 6, 1988, AND RECORDED

IN THE OFFICE OF THE REGISTER OF DEEDS FOR

SHAWNEE COUNTY, KANSAS, ON SEPTEMBER 7, 1988

ARASERV of Kansas, Inc., a corporation organized and existing under and by virtue of the Laws of the State of Kansas,

DOES HEREBY CERTIFY:

1. The name of the corporation is

ARASERV of Kansas, Inc.

2. That a Certificate of Incorporation was filed with the Secretary of State of Kansas on September 6, 1988 and recorded in the office of the Register of Deeds of Shawnee County on September 7, 1988 and that said certificate requires correction as permitted by subsection (f) K.S.A. 17-6003.

3. The inaccuracy or defect of said certificate to be corrected is as follows:

ARTICLE SIX of the Certificate is corrected to read as follows:

ARTICLE SIX: The home and mailing address of each person who is to serve as a director until the first annual meeting of the stockholder or until a successor is elected and qualified is as follows:

John A. Farquharson	ARA Tower, 1101 Market St. Philadelphia, PA	19107

L. Frederick Sutherland	ARA Tower, 1101 Market St. Philadelphia, PA	19107

IN WITNESS WHEREOF, said ARASERV of Kansas, Inc. has caused this certificate to be signed by Janice C. Anderle and Timothy F. O’Connell., its Incorporators, this 14th day of October, 1988.

/s/ Timothy O’Connell
Timothy F. O’Connell

/s/ Janice C. Anderle
Janice C. Anderle

STATE OF Pennsylvania	)
	)	SS.
COUNTY OF Philadelphia	)

Be it remembered, that before me Doris M. Scotese, a Notary Public in and for the County and State aforesaid, came Janice. C. Anderle and Timothy F. O’Connell, Incorporators of ARASERV of Kansas, Inc., a corporation, personally known to me to be the persons who executed the foregoing instrument of writing, and duly acknowledged the execution of the same this 14th day of October, 1988.

/s/ illegible
Notary Public

(SEAL)

My Commission expires

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

ARASERVE OF KANSAS, INC.

We,	Michael O’Hara ,	President, Vice-President and
(President or Vice-President)

Priscilla M. Bodnar ,		Secretary, Assistant Secretary, of
(Secretary, or Assistant Secretary)

ARASERVE OF KANSAS, INC. ,
(Name of Corporation)

a corporation organized and existing under the laws of the State of Kansas and whose registered address is: The Corporation Company, Inc., 515 South Kansas Avenue in the city of
(Street Address or Rural Route)

Topeka , county of Shawnee 66603
(City) (County) (Zip Code)

Kansas, do hereby certify that at the special meeting of the Board of Directors of said
(Regular or Special)

corporation held on the first day of, day of August, 1996, said board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability;

The name of the corporation is ARAMARK Services of Kansas, Inc.

We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, on the 2nd day of

August, 1996, said stockholders convened and considered the proposed amendment.

We further certify that at said meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment, and that the votes were 1,000 shares in
(By Class or Classes)

favor of the proposed amendment and 0 shares against the amendment.
(By Class or Classes)

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation, this 6th day of August, 1996

/s/ illegible
President or Vice President

/s/ illegible
Secretary or Assistant Secretary

(Over)

8

STATE OF Pennsylvania	)
	)	SS.
COUNTY OF Philadelphia	)

Be it remembered, that before me, a Notary Public in and for the aforesaid county and date, personally appeared Michael O’Hara, President, Vice-President and Priscilla Bodnor, Secretary, Assistant Secretary of ARASERV of Kansas, Inc., a corporation, who are known to me to be the same persons who executed the foregoing Certificate of Amendment to Articles of Incorporation, and duly acknowledged the execution of the same this 6th day of October, 1996.

/s/ illegible
Notary Public

(SEAL)

My appointment or commission expires

THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE.

THE FILING FEE OF $20 MUST ACCOMPANY THIS DOCUMENT.

MAIL THIS DOCUMENT, WITH FEE, TO:

Secretary of State

Capitol, 2nd Floor

Topeka, KS 66612